UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2013

EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33089 (Commission File Number)	82-0572194 (I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor New York, New York 10017 (Address of principal executive offices)

Registrant’s telephone number, including area code:   (212) 277-7100

NOT APPLICABLE
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2013, the Board of Directors (the “Board”) of ExlService Holdings, Inc. (the “Company”) appointed Som Mittal to be a member of the Board with effect from December 1, 2013.   Mr. Mittal was also appointed to serve on the Nominating and Governance Committee and the Compensation Committee with effect from December 1, 2013. Mr. Mittal is currently the President of NASSCOM, a trade body for the IT and business process management industries in India. The Board determined that Mr. Mittal satisfies the requirements pertaining to director independence under the provisions of the NASDAQ Stock Market Rules and the federal securities laws.

Mr. Mittal will be entitled to the compensation the Company offers its other non-executive directors, including annual retainers and equity compensation in the form of Company restricted stock units. For more information on the compensation of the Company’s directors, please refer to the disclosure under the heading “Director Compensation for Fiscal Year 2012” in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on June 14, 2013 (filed with the Securities and Exchange Commission on April 29, 2013).

A copy of the press release announcing Mr. Mittal’s appointment is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated November 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

Date: November 21, 2013	By:	/s/ Rohit Kapoor
	Name:	Rohit Kapoor
	Title:	Chief Executive Officer,
Vice-Chairman and Director

EXHIBIT INDEX

The following exhibit is being filed as part of this Current Report on Form 8-K:

99.1	Press Release, dated November 21, 2013